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                                                                       Exhibit 2

               [LETTERHEAD OF PRICE WATERHOUSE LLP APPEARS HERE]

November 15, 1996                                                   Via Courier

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

Subject:        Pacific International Services Corp.
                Commission File Number 0-11404

We have read Item 4 of Pacific International Services Corp's Form 8-K dated November 12, 1996 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,


/s/ Price Waterhouse LLP

Price Waterhouse LLP